Exhibit 10.6

Equity Pledge Agreement

By and among

The Shareholder of Beijing Ruijieao Bio-Technology Ltd.

Beijing Ruijieao Bio-Technology Ltd.

and

NeoStem (China), Inc.

June 1, 2009

Equity Pledge Agreement

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (hereinafter referred to as “this Agreement”) is executed by the following parties on June 1, 2009 in Qingdao City, People’s Republic of China ( the “PRC”):

(1) Sole shareholder of Beijing Ruijieao Bio-Technology Ltd.
(hereinafter as “Party A” or “Pledgor”)

Name of the Shareholder	Shareholding Ratio (%)	ID Card No.	Contact Address
Fu Wenyuan	100		No.27 Shandabei Road, Licheng District, Ji’nan City

(2) NeoStem (China), Inc. (hereinafter as “Party B” or “Pledgee”)

Registered Address: Room 0425A, Building C, No.6 XiangGangZhong Road, Shinan District, Qingdao City
Legal Representative: Robin Smith

(3) Beijing Ruijieao Bio-Technology Ltd. (hereinafter as “Party C” or the “Company”)

Registered Address: Room 2007 20/F, Qingyundangdai Building, No.9 Mantingfangyuan Community, Qingyun Li, Haidian District, Beijing City
Legal Representative: Fu Wenyuan

  (Pledgor, Pledgee and the Company may be collectively called the “Parties” and individually as “Each Party”.)

WHEREAS,

1.	The Company is a domestic company incorporated and validly existing under PRC Laws, and its business license No. is 110108011860295

2.	The Pledgor, the PRC citizen，legally holds 100% Equity Interests in the Company;

3.	The Pledgee, as a wholly foreign-owned enterprise, was duly incorporated and validly existing under the PRC Laws;

Equity Pledge Agreement

4.
Party B signed a consigned management and technology service agreement (the “Consigned Management and Technology Service Agreement”) on June 1, 2009 with Party C and Party A, and Party A agrees to pledge all his equities in Party C to Party B as a guaranty for the performance of the obligations thereunder.

5.
The Parties signed an exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) on June 1, 2009, and the Parties thereto agree that Party A shall pledge all his equities in Party C to Party B as a guaranty of the performance of the obligations assumed by Party A and Party C thereunder.

6.
Party A and Party B signed a loan agreement (the “Loan Agreement”) on June 1, 2009, and the Party A agrees to pledge all his equities in Party C to Party B as a guaranty of the performance of the obligations thereunder.

NOW THEREFORE, the Parties, through friendly negotiations, hereby enter into this Agreement with respect to the equity pledge.

1.	Definitions and Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“PRC” refers to the People’s Republic of China, excluding the HongKong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.2	“PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

1.3	“Pledged Equity” refers to all the equity in the Company as provided in Article2.1;

1.4	“Main Agreements” refers to the Loan Agreement, Consigned Management and Technology Service Agreement and Exclusive Purchase Option Agreement and the Appendixes thereof (if applicable);

1.5
“Right of Pledge” refers to the right owned by the Pledgee to be first compensated from the money converted from or the proceeds from the auction or sale of the Pledged Equity by the Pledgor to the Pledgee in the event of default of Pledgor and/or Party C, and such right shall cause the Pledgee to be entitled to the bonus arising from Pledged Equity;

1.6	“AICB” refers to the competent Administration Bureau of Industry and Commerce which is authorized in accordance with PRC Laws to register the Pledged Equity hereunder;

Equity Pledge Agreement

1.7	“Event of Default” refers to the event as defined in Article 8 hereunder.

1.8	“Business Day” refers to any day except Saturday, Sunday and other public holidays as permitted by PRC Laws;

2.	Equity Pledge

2.1
The Parties agree that Pledgor shall pledge all his Equities in the Company to the Pledgee as a guaranty for the performance of the obligations assumed by the Pledgor and/or the Company under each of the Main Agreements.

2.2	In case the Pledgor increase the registered capital in the Company during the term of this Agreement, such increased capital shall be equally deemed as the Pledged Equity.

2.3
In case any act conducted by the Pledgor or the Company may cause the Right of Pledge damaged so as to harm the interests of the Pledgee, the Pledgee is entitled to require the Pledged Equity to be auctioned or sold in advance and the proceeds from such auction or sale shall be used to discharge the debt secured by the Pledged Equity in advance.

3.	Registration of Pledge

3.1
Upon the execution of this Agreement, the Pledgor shall cause the Company to record the Right of Pledge in the register of shareholders and deliver it with the common seal of the Company as well as the original of equity contribution certificate of the Pledgor to the Pledgee for keeping. Within the term of this Agreement, Party B shall return the register of shareholders and equity contribution certificate to the Company for modification registration with AICB, and the Company shall complete the modification registration within 10  business days upon receipt of the register of shareholders and equity contribution certificate, and Party A together with the Company shall continue to deliver such modified register of shareholders and equity contribution certificate to Party B within 2 business days following the completion of the aforesaid registration.

3.2
The Parties agree that if AICB accept the registration with respect to the equity pledge, he will promptly cause the Pledged Equity under this Agreement to be recorded at AICB, and the Parties confirm that whether the Pledged Equity is recorded as above or not shall not affect the validity of this Agreement unless compulsorily required by PRC Laws.

Equity Pledge Agreement

3.3
After the signing of this Agreement, the Pledgor shall in accordance with the Pledgee’s written request which may be made by the Pledgee from time to time, together with the Pledgee, notarized this agreement as well as the register of shareholders with the recorded Pledged Equity in a notary public office as designated by the Pledgee, and Party A and the Company shall give assistant with respect to the notarization following the delivery of the notice with the request of notarization by Party B.

4.	Representations and Warranties

4.1	Each Party under this Agreement represents and warrants to other Parties that:
(1) it has relevant power, rights and authorizations for the execution hereof, and performance of the obligations hereunder;
(2) the execution and performance of this Agreement shall not violate or conflict with any of the terms and conditions of other agreements signed between the Parties.

4.2	The Pledgor represent and warrant to the Pledgee that:
(1) he is the legal owner of the Pledged Equity, and have fulfilled the obligations of capital contribution in the registered capital of the Company;
(2) except for the Right of Pledge as setup hereunder, the Pledged Equity is not subject to any pledge, guaranty or other form of encumbrances;
(3) he does not or will not transfer the Pledged Equity to any third party or make any agreements, whether oral or written, with respect to the transfer of Pledged Equity.

4.3	The Company agrees to undertake the joint liability with respect to the representations and warrants made by the Pledgor.

5.	Obligations of Pledgor

5.1	The dividend and bonus arising from the Pledged Equity shall be deposited in an escrow account for the supervision of the Pledgee.

5.2
Apart from the encumbrance set forth hereunder and under the Exclusive Purchase Option Agreement, without the Pledgee’s prior written consent, the Pledgor shall not sell, transfer, mortgage or otherwise dispose of the Pledged Equity, nor shall place encumbrances on such Pledged Equity;

5.3
Without the Pledgee’s prior written consent, the Pledgor shall not supplement or amend the articles of association of the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the Company in any manner;

Equity Pledge Agreement

5.4	The Pledgor shall not approve for the resolutions on the dissolution, liquidation and change of legal form of the Company;

5.5
The Pledgor shall not approve for any Profit Distribution Proposal, nor shall accept such distributed dividend without the Pledgee’s prior written consent; At the Pledgee’s request, it shall promptly approve for the Profit Distribution Proposal, and accept such distributed dividend;

5.6	At the Pledgee’s request, the Pledgor shall provide the Pledgee with all information regarding the business operation and financial condition of the Company;

5.7	The Pledgor shall not incur or succeed to any debts or liabilities which may adversely affect his equity interests in the Company without the Pledgee’s prior written consent;

5.8
The Pledgor shall appoint, and appoint only, the candidates nominated by the Pledgee to be the executive director of the Company, and shall not replace such candidates without the Pledgee’s prior written consent;

5.9	The Pledgor shall not approve any acquisition of, any consolidation with, or any investment in any third party without the Pledgee’s prior written consent;

5.10
The Pledgor shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of the Company, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

5.11	The Pledgor shall not commit any conducts or omissions that may adversely affect the assets, business operation, the debts and liabilities of the Company without the Pledgee’s prior written consent;

5.12
To the extent permitted by the PRC laws and regulations, and at any time upon Pledgee’s request, the Pledgor shall promptly and unconditionally transfer his equity interests of the Company to Pledgee or its designated third party in accordance with the Exclusive Purchase Option Agreement;

5.13	The Pledgor shall approve for the resolution in respect of the Equity Transfer or Assets Transfer hereunder within the extent permitted by the PRC laws;

5.14	The Pledgor shall make every efforts to cause the Company perform the obligations of Article 6 hereunder;

Equity Pledge Agreement

5.15
The Pledgor shall, to the extent permitted by applicable laws, cause the business term of Party C (including the circumstance of change of business terms) not shorter than that of Party B(including the circumstance of change of business terms);

5.16
The Pledgor shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

5.17
The Pledgor hereby authorizes the Pledgee to exercise all the shareholder’s rights as the Party C’s shareholder within the scope permitted by the PRC laws and articles of association of Party C on behalf of the Pledgor, including the voting right and decision right in Party C.

6.	Obligations of the Company

6.1
Without the Pledgee’s prior written consent, it shall not supplement or amend the articles of association or rules of the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner;

6.2	It shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;

6.3
Unless as required necessary for the business operation of the Company or upon the prior written consent by Party B , it shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect the Pledgee’s security interests hereunder;

6.4	It shall not incur or succeed to any debts or liabilities unless as required necessary for the business operation of the Company or upon the prior written consent by Party B;

6.5	Without the Pledgee’s prior written consent, it shall not enter into or materially amend any material contract (exceeding RMB100,000 in value), except for the routine business contracts;

6.6	Without the Pledgee’s prior written consent, it shall not provide any loans or guaranty to any third party;

6.7	At the Pledgee’s request, it shall provide the Pledgee with all information regarding its business operation and financial condition;

Equity Pledge Agreement

6.8
The Company shall purchase insurance from insurance companies acceptable to the Pledgee in such amounts and of such kinds as are customary in the region among companies doing similar business and having similar assets;

6.9	Without the Pledgee’s prior written consent, it shall not acquire or consolidate with any third party, nor shall they invest in any third party;

6.10
It shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

6.11
Without the Pledgee’s prior written consent, it shall not distribute any dividends to the Pledgor in any manner, and at the Pledgee’s request, it shall promptly distribute all distributable dividends to the Pledgor.

6.12	Without the Pledgee’s prior written consent, it shall not commit any act or omission that would materially affect its assets, business or liabilities;

7.	Exercise of Right of Pledge

7.1	The Pledgee may exercise the Right of Pledge at any time following the delivery of Notice of Default as provided in Article 8.2 to the Pledgor.

7.2
The Pledgee is entitled to be first compensated with the money converted from or the proceeds from auction or sale of all or part of Pledged Equity in accordance with legal proceedings unless the Pledgor has duly and completely performed the obligations under Main Agreements.

7.3
Within the term of this Agreement, If the Pledged Equity hereunder is subjected to any compulsory measures implemented by a court or other departments due to the Pledgor’ failing to repay the debts which fall due or violation of PRC Laws or state policies etc., the Pledgor shall,

(1) notify the Pledgee in written form of such compulsory measures within three (3) days following its occurrence;
(2) use all efforts (including but not limited to provide other security to the court or other government authorities), in order to dismiss the compulsory measures taken by the court or other government authorities over the Pledged Equity.

7.4	The Pledgor shall not hinder the Pledgee from exercising the Right of Pledge and shall give necessary assistance so that the Pledgee could realize its Right of Pledge.

Equity Pledge Agreement

8.	Event of Default

8.1	The following events shall be regarded as the Events of Default:

8.1.1	Any Party breaches any of the representations or warranties hereunder;

8.1.2	The Pledgor and/or the Company breache(s) any of the representations or warranties under the Main Agreements;

8.1.3	The Pledgor and/or the Company fail(s) to duly and completely perform the obligations hereunder;

8.1.4	The Pledgor and/or the Company fail(s) to duly and completely perform the obligations under the Main Agreements;

8.1.5
Any other external borrowing, guaranty, compensation or other liabilities of the Pledgor: (1) is required for an early repayment or performance prior to the scheduled date due to any breach by the Pledgor; or (2) is duebut can not be repaid or perform as scheduled, which , at the discretion of the Pledgee, has an adverse effect on the Pledgor’ ability of performing the obligations under this Agreement;

8.1.6	The properties owned by Pledgor have significant adverse changes, which, at the discretion of Pledgee, has an adverse effect on Pledgor’s ability of performing the obligations under this Agreement;

8.2
Unless the Pledgor takes the action to Pledgee’s satisfaction to remedy the defaults as listed in Article 8.1 hereof, the Pledgee may give a written notice about default (“Notice of Default”) to the Pledgor when such default occurs or at any time thereafter.

9.	Taxes and Expenses

9.1	The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes and expenses arising from the execution and performance of this Agreement.

10.	Assignment

10.1	The Pledgor shall not transfer part or all of the rights and obligations under this Agreement without prior written consent from the Pledgee.

Equity Pledge Agreement

10.2
To the extent being permitted by law, the Pledgee shall have the right to transfer any or all of its rights and obligations under this Agreement to any third party upon a six (6) –day written notice to the Pledgor or the Company without its approval.

11.	Effectiveness Modification and Cancellation

11.1	This Agreement shall be executed on the date set forth in the first page and shall become effective on the day on which the Pledged Equity is recorded on the register of the shareholders.

11.2	The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

11.3	This Agreement shall not be discharged or canceled without written agreement through negotiation.

12.	Confidentiality

12.1
Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

a.	The materials that is known by the Public (but not include the materials disclosed by each Party receiving the Confidential Information);

b.	The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or

c.
The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract.

12.2	This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

Equity Pledge Agreement

13.	Force Majeure

13.1
An event of force majeure means an event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;

13.2
If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

14.	Applicable Law and Dispute Resolution

14.1	The execution, validity, construing and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of the PRC.

14.2
 The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each Party can submit such matter to Qingdao Arbitration Commission for arbitration in accordance with its rules. The arbitration award shall be final conclusive and binding upon the Parties.

14.3	During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provisions subject to the dispute resolution.

15.	Miscellaneous

15.1	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

15.2	Successor

This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

Equity Pledge Agreement

15.3	Notice

Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery or delivery by fax: the next business day after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

Party A
Contact person: Fu Wenyuan
Address: No.27 Shandabei Road, Licheng District, Ji’nan City
Tel:
Fax:

Party B
Contact person: Robin Smith
Address:
Tel:
Fax:

Party C
Contact person: Fu Wenyuan
Address: Room 2007 20/F, Qingyundangdai Building, No.9 Mantingfangyuan Community, Qingyun Li, Haidian District, Beijing City
Tel:
Fax:

15.4	This Agreement is executed in three (3) originals with each Party holding one original, and each of the originals shall be equally valid and authentic.

15.6
Whenever the consent of the Pledgee is required under this Agreement, such consent shall not be effective unless such consent is also provided by either the sole shareholder, or the Executive Director, of the Pledgee.

[Signature page follows]

Equity Pledge Agreement

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A The Shareholder of Beijing Ruijieao Bio-Technology Ltd. (“Pledgor”)

Name of the Shareholder	Signature

Fu Wenyuan	/s/ Fu Wenyuan

Party B  NeoStem (China), Inc. (“Pledgee”)

Legal Representative: Robin Smith
Signature and Company Seal:
/s/ Robin Smith

Party C  Beijing Ruijieao Bio-Technology Ltd. (“Company”)

Legal Representative:
Signature and Company seal:
/s/ Fu Wenyuan